Exhibit 99.1

Contacts:

David Baggs, Investor Relations,

904-359-4812

Garrick Francis, Corporate Communications,

904-359-1708

CSX Reports Strong Second Quarter Earnings

Surface Transportation Highlights:

•	Record quarterly revenues, up nearly 5 percent

•	Continued growth in core earning power

Jacksonville, Florida (July 17, 2007) – CSX Corporation [NYSE: CSX] today reported second quarter 2007 earnings of $324 million, or 71 cents per share. Last year the company reported second quarter earnings of $390 million, or 83 cents per share, including a 25 cents per-share gain from insurance recoveries related to Hurricane Katrina and benefits associated with the resolution of certain tax matters. Excluding these items, earnings per share for the second quarter of 2006 were 58 cents. (See table below for reconciliation of quarter items to reported numbers.)

“CSX employees delivered another great quarter with record revenues, strong safety and service performances and increased productivity,” said Michael Ward, chairman, president and CEO. “These results continue to reflect the renaissance in both our industry and our company.

“We are pleased with the value we are creating for our shareholders on a sustained basis,” said Ward. “In the three-years ending June 30, the value of CSX stock nearly tripled from $16.39 to $45.08, placing our growth among the top 5 percent of all stocks in the S&P 500.”

Second quarter revenues were a quarterly record $2.5 billion, a nearly 5 percent increase over the second quarter of 2006. Strong pricing drove revenue-per-unit gains of 7 percent while overall second quarter volume was down approximately 2 percent, compared to last year, reflecting continued softness in the housing- and automotive-related sectors of the economy.

CSX Surface Transportation businesses recorded second quarter operating income of $603 million. Second quarter 2006 operating income was $645 million, including $126 million of insurance recovery gains. On a comparable basis, excluding the insurance recoveries, operating income rose 16 percent in the second quarter 2007.

The sustained pricing momentum achieved by CSX, as well as productivity, safety and service improvements, combined to reduce the Company’s operating ratio to 76.2 percent for the quarter, better than last year’s second quarter on a comparable basis by 240 basis points.

“We remain focused on delivering a compelling value equation for shareholders by continuing to drive double-digit growth in our financial performance,” said Ward. “At the same time, we are committed to managing our capital structure through a balanced approach that includes investments in our vital rail infrastructure for the long-term, share repurchases and dividend increases.”

In the second quarter, CSX repurchased $548 million of its common stock as part of its $3.0 billion share repurchase program. In total, the company has repurchased $727 million and expects to complete the program by the end of 2008. During the second quarter, CSX also announced a 25% increase in the company’s quarterly dividend to $0.15, payable in September to shareholders.

GAAP RECONCILIATION [1] (Dollars in millions, except per share amounts)
	Second Quarter
	2007	2006
Surface Transportation Operating Income	$603	$645
Less Gain on Insurance Recoveries	—	(126)
Comparable Surface Transportation Operating Income	$603	$519

Earnings Per Share	$0.71	$0.83
Less Gain on Insurance Recoveries After Tax	—	(0.17)
Less Income Tax Benefits	—	(0.08)
Comparable Earnings Per Share	$0.71	$0.58

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company’s Web site at www.csx.com and on Form 8-K with the Securities and Exchange Commission (SEC).

CSX executives will conduct a quarterly earnings conference call with the investment community on July 18, 2007 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call.

A webcast of the live conference call will be available at www.csx.com in the Investors section. Following the earnings call, an internet replay of the presentation will be available. In addition, the replay will be available for download to a portable audio player or computer as an MP3—or podcast—file. Both the replay and MP3 file can be found at www.csx.com in the Investors section and will be archived on the site for at least 30 days following the call for those unable to listen in real time.

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GAAP RECONCILIATION 1

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission may provide users of the financial information with additional meaningful comparisons to prior reported results.

In press releases and presentation slides for stock analysts, CSX has provided Surface Transportation operating income and earnings per share adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided above. These non-GAAP measures should not be considered a substitute for GAAP measures.

Forward-looking statements

This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.